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                                   EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



The Board of Directors
Navius Corporation



We consent to the inclusion of our report dated July 25, 1997, with respect to the balance sheets of Navius Corporation as of June 30, 1997 and 1996, and the related statements of earnings, stockholders' equity, and cash flows for each of the years in the two-year period ended June 30, 1997, which report appears in the Form 8-K of EndoSonics Corporation dated August 5, 1998.



                                             KPMG PEAT MARWICK LLP



     New York, New York


     September 28, 1998